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                                                                   Exhibit 99(b)

PROXY                       HORIZON BANCORP, INC.                         PROXY

              REVOCABLE PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                               FEBRUARY __, 1997


          The undersigned hereby appoints Douglas B. Kadison, Charles Nichols, Jr. and Paul A. Antrim, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Horizon Bancorp, Inc. to be held at the offices of Horizon Bank & Trust, SSB, 5800 MoPac Expressway in Austin, Texas, on ________, February __, 1997, at 10:00 a.m., Central time, and at all adjournments thereof as follows:

          (1) Approval, ratification, confirmation and adoption of the Agreement and Plan of Merger, dated as of December 4, 1996, by and between Compass Bancshares, Inc. and Horizon Bancorp, Inc., as amended, and the transactions contemplated thereby.

                [ ]   For      [ ]   Against      [ ]   Abstain

          (2) In their discretion, upon any other business which may properly come before said meeting or any adjournments thereof.

      The Board of Directors recommends a vote "FOR" the listed proposals.

          This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) above. Receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus dated ________, 1997 is hereby acknowledged.

          THIS PROXY IS SOLICITED BY THE HORIZON BANCORP, INC. BOARD OF
DIRECTORS.

          PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

          Should the undersigned be present and elect to vote at the Meeting, and after notification to the Secretary of Horizon at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

Please sign your name, exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                              Dated__________________________________, 1997

                              _____________________________________________
                              Signature

                              _____________________________________________
                              Signature, if held jointly, or office or title held